EXHIBIT 99.1
SemGroup Reports Financial Results for First Quarter 2019

•Higher First Quarter Segment Profit Driven by U.S. Liquids and Canadian Segments
•Strategic Transactions Driving Debt Reduction Initiatives
•Affirming 2019 Consolidated Adjusted EBITDA Guidance Range of Between $420 Million and $465 Million
•Continued Progress on Gulf Coast and Canadian Projects to Drive Incremental Earnings in 2020

Tulsa, Okla. - May 7, 2019 - SemGroup® Corporation (NYSE:SEMG) today reported first quarter 2019 net loss of $(3.3) million, compared to net income of $3.0 million in the fourth quarter 2018 and net loss of $(33.0) million in the first quarter 2018.

First quarter 2019 Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) was $103.0 million, compared to $105.4 million in the fourth quarter 2018 and $93.4 million in the first quarter 2018. Adjusted EBITDA is a non-GAAP measure and is reconciled to net income below.

“Our first quarter results reflect the solid performance of our core U.S. Liquids and Canadian businesses, partially offset by expected volume reduction in our U.S. Gas business,” said SemGroup President and Chief Executive Officer Carlin Conner.

“We continued to make progress toward improving our balance sheet and completed a strategic objective to expand our Canadian footprint with the closing of the SemCAMS Midstream joint venture and the acquisition of the strategically located Patterson Creek assets. As a result of this transaction and the Maurepas Pipeline joint venture in the prior quarter, we have substantially reduced our total leverage over the past two quarters."

Conner added, “In the remaining three quarters of 2019 we expect ramping volumes and increasing earnings from recently commissioned assets. In addition, we are focused on completing existing projects across our footprint that will deliver incremental earnings beyond 2019.”

“We will continue to optimize our base business and remain disciplined in how we deploy capital across our core operating areas.”

Segment Profit Results
SemGroup management believes segment profit is a valuable measure of the operating and financial performance of the company's operating segments. Segment profit is defined as revenue, less cost of products sold (exclusive of depreciation and amortization) and operating expenses, plus equity earnings and is adjusted to remove unrealized gains and losses on commodity derivatives and to reflect equity earnings on an EBITDA basis. Reconciliations can be found in the tables of this release.

	Three Months Ended
	March 31,		December 31,
Segment Profit:	2019	2018	2018
U.S. Liquids	$89,511	$68,056	$85,474
U.S. Gas	12,165	14,277	17,602
Canada	22,693	22,113	17,226
Corporate/Other (1)	(237)	10,963	(152)
Total Segment Profit	$124,132	$115,409	$120,150

(1) 1Q 2018 reflects earnings from divested businesses

Performance by Segment - First Quarter 2019 vs. Fourth Quarter 2018

U.S. Liquids

•	Marketing and supply increased primarily due to improved margins

•	Houston terminal benefited from a $2.7 million insurance claim recovery

U.S. Gas

•	Lower gas volumes due to a drop in uncommitted volumes and reduced drilling activity

Canada

•	First quarter reflects incremental contributions from new plants

◦	One month of earnings from Patterson Creek plant

◦	Two months of earnings from Wapiti plant

	2019	2018
Select Operating Statistics	1Q	1Q	2Q	3Q	4Q
U.S. Liquids
White Cliffs Pipeline Volumes (mbbl/d)	147	107	135	112	144
Cushing Terminal Utilization %	100%	98%	97%	94%	98%
Houston Terminal Utilization %	98%	97%	97%	96%	96%
U.S. Gas (1)
Total Average Processing Volumes (mmcf/d)	303	305	367	395	369
Canada (2)
Total Average Processing Volumes (mmcf/d)	460	441	382	434	430

(1) U.S. Gas volumes include total average processed volumes - Oklahoma and Texas plants
(2) Canada volumes include total average processed volumes - K3/Wapiti, KA/West Fox Creek and Patterson Creek facilities

Segment Profit and Adjusted EBITDA:
(in thousands, unaudited)

	2019	2018
Segment Profit:	1Q	1Q	2Q	3Q	4Q	FY2018
U.S. Liquids	$89,511	$68,056	$80,393	$75,500	$85,474	$309,423
U.S. Gas	12,165	14,277	15,437	19,754	17,602	67,070
Canada	22,693	22,113	21,448	20,543	17,226	81,330
Corporate and other	(237)	10,963	(172)	(913)	(152)	9,726
Total Segment Profit	124,132	115,409	117,106	114,884	120,150	467,549
Less:
General and administrative expense	29,547	26,477	22,886	21,904	20,301	91,568
Other income	(979)	(950)	(533)	(400)	(497)	(2,380)
Plus:
M&A related costs	4,635	1,156	648	290	1,058	3,152
Employee severance and relocation	159	137	211	43	758	1,149
Non-cash equity compensation	2,632	2,196	3,398	2,738	3,190	11,522
Consolidated Adjusted EBITDA	$102,990	$93,371	$99,010	$96,451	$105,352	$394,184

Recent Developments
On April 30, SemGroup announced that its Board of Directors had declared a quarterly cash dividend to common shareholders. A dividend in the amount of $0.4725 per share, or $1.89 per share annualized, will be paid on May 20, 2019 to all common shareholders of record on May 10, 2019. The Board of Directors also declared a dividend to holders of its 7% Series A Cumulative Perpetual Convertible Preferred Stock. The company elected, pursuant to the terms of the convertible preferred shares, to have the aggregate amount of $6.5 million that would have been payable in cash as a dividend added to the liquidation preference of such shares as a payment in kind. The record date for the payment in kind on the shares of convertible preferred stock is May 10, 2019 and the payment date is May 20, 2019.

Guidance Outlook
Based on our first quarter results and expectations for the remainder of 2019, SemGroup is affirming its initial financial guidance provided earlier this year.

SemGroup does not provide guidance for net income, the GAAP financial measure most directly comparable to the non-GAAP financial measure Adjusted EBITDA, because Net Income includes items such as unrealized gains or losses on derivative activities or similar items which, because of their nature, cannot be accurately forecasted. SemGroup does not expect that such amounts would be significant to Adjusted EBITDA as they are largely non-cash items; however, such items may be significant to net income.

Earnings Conference Call
SemGroup will host a conference call for investors at 11 a.m. Eastern, Wednesday, May 8, 2019. The call can be accessed live over the telephone by dialing 855-239-1101, or for international callers, 412-542-4117. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at www.semgroup.com. A replay of the webcast will be available following the call. The first quarter 2019 slide deck will be posted here.

About SemGroup
SemGroup® Corporation (NYSE:SEMG) moves energy across North America through a network of pipelines, processing plants, refinery-connected storage facilities and deep-water marine terminals with import and export capabilities. SemGroup serves as a versatile connection between upstream oil and gas producers and downstream refiners and end users. Key areas of operation and growth include western Canada, the Mid-Continent and the Gulf Coast. SemGroup is committed to safe, environmentally sound operations. Headquartered in Tulsa, Okla., the company has additional offices in Calgary, Alberta; Denver, Colo.; and Houston, Texas.

SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at www.semgroup.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
SemGroup’s non-GAAP measures, Adjusted EBITDA, Cash Available for Dividends ("CAFD") and Total Segment Profit, are not GAAP measures and are not intended to be used in lieu of GAAP presentation of their most closely associated GAAP measures, net income (loss) for Adjusted EBITDA and CAFD and operating income for Total Segment Profit.
Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. In addition to non-cash items, we have selected items for adjustment to EBITDA which management feels decrease the comparability of our results among periods. These items are identified as those which are generally outside of the results of day to day operations of the business. These items are not considered non- recurring, infrequent or unusual, but do erode comparability among periods in which they occur with periods in which they do not occur or occur to a greater or lesser degree. Historically, we have selected items such as gains on the sale of NGL Energy Partners LP common units, costs related to our predecessor’s bankruptcy, significant business development related costs, significant legal settlements, severance and other similar costs. Management believes these types of items can make comparability of the results of day to day operations among periods difficult and have chosen to remove these items from our Adjusted EBITDA. We expect to adjust for similar types of items in the future. Although we present selected items that we consider in evaluating our performance, you should be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions and numerous other factors. We do not adjust for these types of variances.
CAFD is based on Adjusted EBITDA, as defined above, and reduced for cash income taxes, cash interest expense, preferred stock cash dividends, maintenance capital expenditures and CAFD attributable to noncontrolling interests, as adjusted for selected items which management feels decrease the comparability of results among periods. CAFD is a performance measure utilized by management to analyze our performance after the payment of cash taxes, servicing debt obligations and making sustaining capital expenditures.
Total Segment Profit represents revenue, less cost of products sold (exclusive of depreciation and amortization) and operating expenses, plus equity earnings and is adjusted to remove unrealized gains and losses on commodity derivatives and to reflect equity earnings on an EBITDA basis. Reflecting equity earnings on an EBITDA basis is achieved by adjusting equity earnings to exclude our percentage of interest, taxes, depreciation and amortization from equity earnings for operated equity method investees. For our investment in NGL Energy, we exclude equity earnings and include cash distributions received. Segment profit is the measure by which management assess the performance of our reportable segments.

These measures may be used periodically by management when discussing our financial results with investors and analysts and are presented as management believes they provide additional information and metrics relative to the performance of our businesses. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider non-GAAP measures in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for the limitations of our non-GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the non-GAAP measure and the most comparable GAAP measure and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results. Because all companies do not use identical calculations, our presentations of non-GAAP measures may be different from similarly titled measures of other companies, thereby diminishing their utility.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, our anticipated annual dividend growth rate, management's plans and objectives for future operations, planned capital expenditures, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the loss of, or a material nonpayment or nonperformance by, any of our key customers; the amount of cash distributions, capital requirements and performance of our investments and joint ventures; the consequences of any divestitures of non-strategic operating assets or divestitures of interests in some of our operating assets through partnerships and/or joint ventures; the amount of collateral required to be posted from time to time in our commodity purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of petroleum products; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit agreements, continuing covenant agreement, and the indentures governing our notes, including requirements under our credit agreements and continuing covenant agreement to maintain certain financial ratios; our ability to renew or replace expiring storage, transportation and related contracts; the overall forward markets for crude oil, natural gas and natural gas liquids; the possibility that the construction or acquisition of new assets or other business combination activities may not result in the corresponding anticipated benefits; any future impairment of goodwill resulting from the loss of customers or business; changes in currency exchange rates; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.
Contacts:
Investor Relations:
Kevin Greenwell
918-524-8081
investor.relations@semgroup.com

Media:
Tom Droege
918-524-8560
tdroege@semgroup.com

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets	$1,220,881	$715,825
Property, plant and equipment, net	3,845,508	3,457,326
Goodwill and other intangible assets	801,827	622,340
Equity method investments	276,893	274,009
Other noncurrent assets, net	134,847	140,807
Right of use assets, net	94,082	—
Total assets	$6,374,038	$5,210,307
LIABILITIES, PREFERRED STOCK AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$6,000	$6,000
Other current liabilities	874,643	631,157
Total current liabilities	880,643	637,157
Long-term debt, excluding current portion	2,461,583	2,278,834
Other noncurrent liabilities	284,999	94,337
Total liabilities	3,627,225	3,010,328
Preferred stock	366,087	359,658
Subsidiary preferred stock	250,239	—
Total owners' equity	2,130,487	1,840,321
Total liabilities, preferred stock and owners' equity	$6,374,038	$5,210,307

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Revenues	$567,232	$661,609	$611,863
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	403,372	496,132	446,003
Operating	63,207	69,791	59,898
General and administrative	29,547	26,477	20,301
Depreciation and amortization	59,036	50,536	53,365
Gain on disposal of long-lived assets, net	(1,444)	(3,566)	(1,438)
Total expenses	553,718	639,370	578,129
Earnings from equity method investments	13,951	12,614	16,179
Operating income	27,465	34,853	49,913
Other expenses, net	35,385	44,805	40,410
Income (loss) before income taxes	(7,920)	(9,952)	9,503
Income tax expense (benefit)	(4,606)	23,083	6,531
Net income (loss)	(3,314)	(33,035)	2,972
Less: net income attributable to noncontrolling interest	3,525	—	2,421
Net income (loss) attributable to SemGroup	(6,839)	(33,035)	551
Less: cumulative preferred stock dividends	6,541	4,832	6,430
Less: cumulative subsidiary preferred stock dividends	1,857	—	—
Less: accretion of subsidiary preferred stock to redemption value	13,749	—	—
Net income (loss) attributable to common shareholders	$(28,986)	$(37,867)	$(5,879)
Net income (loss)	$(3,314)	$(33,035)	$2,972
Other comprehensive income (loss), net of income tax	(14,233)	18,171	(25,149)
Comprehensive loss	(17,547)	(14,864)	(22,177)
Less: comprehensive income attributable to noncontrolling interest	3,525	—	2,421
Less: other comprehensive income attributable to noncontrolling interests	5,580	—	—
Comprehensive income (loss) attributable to SemGroup	$(26,652)	$(14,864)	$(24,598)

Net loss per common share:
Basic	$(0.37)	$(0.48)	$(0.08)
Diluted	$(0.37)	$(0.48)	$(0.08)
Weighted average shares (thousands):
Basic	78,492	78,198	78,378
Diluted	78,492	78,198	78,378

Reconciliation of Net Income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Net income (loss)	$(3,314)	$(33,035)	$2,972
Add: Interest expense	36,652	42,461	36,031
Add: Income tax expense (benefit)	(4,606)	23,083	6,531
Add: Depreciation and amortization expense	59,036	50,536	53,365
EBITDA	87,768	83,045	98,899
Selected Non-Cash Items and Other Items Impacting Comparability	15,222	10,326	6,453
Adjusted EBITDA	$102,990	$93,371	$105,352
Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Gain on disposal of long-lived assets, net	$(1,444)	$(3,566)	$(1,438)
Foreign currency transaction loss (gain)	(288)	3,294	4,876
Adjustments to reflect equity earnings on an EBITDA basis	4,710	4,883	4,837
M&A transaction related costs	4,635	1,156	1,058
Employee severance and relocation expense	159	137	758
Unrealized loss (gain) on derivative activities	4,818	2,226	(6,828)
Non-cash equity compensation	2,632	2,196	3,190
Selected Non-Cash Items and Other Items Impacting Comparability	$15,222	$10,326	$6,453

Reconciliation of Operating Income to Total Segment Profit:
(in thousands, unaudited)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Operating income	$27,465	$34,853	$49,913
Plus:
Adjustments to reflect equity earnings on an EBITDA basis	4,710	4,883	4,837
Unrealized loss (gain) on derivatives	4,818	2,226	(6,828)
General and administrative expense	29,547	26,477	20,301
Depreciation and amortization	59,036	50,536	53,365
Gain on disposal of long-lived assets, net	(1,444)	(3,566)	(1,438)
Total Segment Profit	$124,132	$115,409	$120,150

Cash Available for Dividends:
(in thousands, unaudited)

	Three Months Ended
	March 31,				December 31,
	2019		2018		2018
Adjusted EBITDA	$102,990		$93,371		$105,352
Less: Cash interest expense	35,626		32,530		35,372
Less: Maintenance capital	10,600		7,729		8,664
Less: Cash paid for income taxes	910		1,800		1,500
Less: CAFD attributable to CAMS Midstream noncontrolling interest	2,844		—		2,932
Less: Distributions to Maurepas Class B shareholders	6,613		—		—
Cash available for dividends	$46,397		$51,312		$56,884

Dividends declared	$37,061		$37,004		$37,034

Dividend coverage ratio	1.3	x	1.4	x	1.5	x